UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Delta Air Lines, Inc. (the “Company”) held on June 29, 2018, three proposals were voted upon by the Company’s stockholders. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed on April 27, 2018.

A brief description of the proposals and the final results of the votes for each matter follows:

1.	The stockholders elected all twelve director nominees to serve as members of the Company’s Board of Directors until the Company’s 2019 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Edward H. Bastian	529,430,178	887,778	523,378	83,278,854
Francis S. Blake	526,012,422	4,282,241	546,671	83,278,854
Daniel A. Carp	523,394,293	6,900,271	546,770	83,278,854
Ashton B. Carter	529,468,338	829,021	543,975	83,278,854
David G. DeWalt	529,566,850	718,449	556,035	83,278,854
William H. Easter III	529,158,583	1,111,687	571,064	83,278,854
Michael P. Huerta	529,522,711	782,935	535,688	83,278,854
Jeanne P. Jackson	529,544,533	755,348	541,453	83,278,854
George N. Mattson	529,192,894	1,091,849	556,591	83,278,854
Douglas R. Ralph	529,427,508	851,393	562,433	83,278,854
Sergio A. L. Rial	529,383,306	876,664	581,364	83,278,854
Kathy N. Waller	529,637,567	666,721	537,046	83,278,854

2.	The stockholders approved the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
514,444,313	14,728,002	1,669,019	83,278,854

3.	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for 2018:

For	Against	Abstain	Broker Non-Votes
603,445,236	9,571,540	1,103,412	Not Applicable

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Peter W. Carter
Date: June 29, 2018	Peter W. Carter, Executive Vice President - Chief Legal Officer & Corporate Secretary

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